Exhibit 1

AMENDMENT NO. 1 TO AT-THE-MARKET ISSUANCE SALES AGREEMENT

January 5, 2018

B. Riley FBR, Inc.

299 Park Avenue, 7th Floor

New York, New York 10171

Ladies and Gentlemen:

This Amendment No. 1 (this “Amendment”) to the At-the-Market Issuance Sales Agreement, dated May 2, 2017 (the “Original Agreement”), by and between Just Energy Group Inc., a corporation incorporated under the Canada Business Corporations Act and having its head office located in the Province of Ontario, Canada (the “Company”), and B. Riley FBR, Inc. (successor by merger to FBR Capital Markets & Co.) (“FBR”), is entered into on and as of the date first written above. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

1.                                      The reference in the first sentence of the Original Agreement to “$150 million” shall be replaced with “$146,096,810.”

2.                                      Section 1(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(b)  Short Form Prospectus.  The Company has prepared and filed a preliminary short form base shelf prospectus dated December 18, 2017 in the English language (the “Canadian Preliminary Base Prospectus”) with the Ontario Securities Commission (the “OSC”) and with the other securities commissions or other securities regulatory authorities in each of the provinces in Canada (the “Canadian Securities Commissions”) in respect of various securities, including preferred shares (collectively, the “Securities”), in accordance with the applicable Canadian Securities Laws (as defined below) and (ii) has prepared and filed with the Canadian Securities Commissions a (final) short form base shelf prospectus dated January 4, 2018 relating to the Securities, (the “Canadian Final Base Prospectus”). The Company has prepared the Canadian Base Prospectus (as defined below) pursuant to National Instrument 44-101—Short Form Prospectus Distributions and National Instrument 44-102— Shelf Distributions (together, the “Shelf Procedures”).  The Company selected the OSC as its principal regulator in respect of the Canadian Preliminary Base Prospectus and Canadian Final Base Prospectus, and the OSC has issued a receipt (a “Receipt”) in accordance with Multilateral Instrument 11-102—Passport System and National Policy 11-202—Process for Prospectus Reviews in Multiple Jurisdictions on behalf of itself and the other applicable Canadian Securities Commissions for the Canadian Final Base Prospectus. The term “Canadian Base Prospectus” means the Canadian Final Base Prospectus, including documents incorporated therein by reference, at the time the Receipt was issued with respect thereto in accordance with Canadian Securities Laws, including the Shelf Procedures.  The term “Canadian Securities Laws” means securities laws of each of the provinces of Canada and the respective applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the Canadian Securities Commissions.”

3.                                      Section 1(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(c) U.S. Base Prospectus.  The Company has prepared and filed with the Commission pursuant to the Canada/U.S. Multi-Jurisdictional Disclosure System adopted by the Canadian Securities Commissions and the Commission (the “MJDS”), a registration statement on Form F-10 (Registration No. 333-222141) registering the offering and sale, from time to time, of the Securities under the U.S. Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), including the Canadian Base Prospectus (together with any documents incorporated therein by reference, any supplements or amendments thereto and with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”)) (the “U.S. Base Prospectus”).  The Canadian Base Prospectus and the U.S. Base Prospectus are hereinafter collectively referred to as the “Base Prospectuses.”

4.                                      Section 5(a)(iii) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“FBR shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement.”

5.                                      Section 6(b)(vi) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“each of the applicable Canadian Securities Commissions has issued or is deemed to have issued receipts for the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus;”

6.                                      The references in Section 6(d) of the Original Agreement to “Just Solar Holdings Corp” and “Just Insurance Limited” shall be replaced with “Just Energy Advanced Solutions Corp.” and “Interactive Energy Group, LLC,” respectively.

7.                                      Section 9(vi) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(vi) the fees and disbursements of counsel to FBR in an amount not to exceed $15,000, and”

8.                                      Schedule 3 of the Original Agreement is hereby deleted in its entirety and replaced with the Schedule 3 attached hereto.

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9.                                      All references in the Original Agreement to “FBR Capital Markets & Co., 1300 N. 17th Street, Suite 1400, Arlington, VA 22209” shall be replaced with “B. Riley FBR, Inc., 299 Park Avenue, 7th Floor, New York, New York 10171.”

10.                               All references to “May 2, 2017” set forth in Schedule 1 and Exhibit 7(k) of the Original Agreement are revised to read “May 2, 2017 (as amended by Amendment No. 1 to At-the-Market Issuance Sales Agreement, dated January 5, 2018)”.

11.                               Continuing Effect.  Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

12.                               Entire Agreement; Amendment; Severability. This Amendment together with the Original Agreement (including all schedules and exhibits attached thereto and Placement Notices issued pursuant hereto and thereto) constitute the entire agreement and supersede all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 13(a) of the Original Agreement shall continue to refer to the time of execution of the Original Agreement.

13.                               GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW GOVERNING THE ORIGINAL AGREEMENT, INCLUDING THE PROVISIONS RELATED TO WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION.

14.                               Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and FBR, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and FBR.

Very Truly Yours,

JUST ENERGY GROUP INC.

By:	/s/ Patrick McCullough
Name: Patrick McCullough
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

[Signature page to Amendment No. 1 to At-the-Market Issuance Sales Agreement]

SCHEDULE 3

Compensation

The Company shall pay to FBR in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to up to 4.0% of the gross proceeds from each sale of Placement Shares.